MCF Corporation Posts Record Revenue for the Second Quarter;
Up 62% Over Same Quarter Last Year

SAN FRANCISCO - August 8, 2006 - MCF Corporation (AMEX: MEM) today announced total revenue of $15.1 million, driven largely by an increase in investment banking-related transactions from Merriman Curhan Ford & Co. The Company remained cash flow positive and experienced growth across each of its business lines, including the recurring-revenue streams from the Company’s other wholly-owned subsidiaries, MCF Asset Management, LLC and MCF Wealth Management, LLC.

The net loss of $1.1 million for the quarter was largely attributed to increased compensation and benefits expense due in part to the non-cash expensing of stock options in connection with the adoption of SFAS 123(R), proprietary trading losses, and a write down of an investment banking business expense related to one specific transaction.

Second Quarter Financial Highlights

-	Total revenue was $15.1 million; a 62 percent increase from the second quarter 2005 and a 28% increase sequentially

-	Commission revenue was $7.9 million; 9 percent higher than second quarter 2005

-	Investment banking revenue was $7.5 million; a 284 percent increase from second quarter 2005

-	Net loss of $0.02 per diluted share; vs. net loss of $0.01 per share in second quarter 2005

“I’m pleased with our revenue growth, especially in our Investment Banking Group which delivered a record quarter,” said Jon Merriman, chairman and chief executive officer of MCF Corporation. “Regardless of the extremely difficult equities environment we are in, we believe the small-cap market opportunity remains dynamic and will continue to provide a huge platform for long-term growth. Our mission is to look for ways to exploit this volatile market through our equity research, sales and trading teams, while extending the reach of our recurring revenue businesses to minimize quarterly financial swings and maximize our annual performance. We continue to equitize and retain excellent people, and have achieved a very solid amount of growth to date given the relatively early stage of our business. I’m extremely optimistic about our long-term prospects across multiple opportunities.”
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1  Adjusted Operating Income of $494,685 - See the attached condensed consolidated statements of operations for reconciliation with GAAP financial measures.

Other Quarterly Highlights

MCF Asset Management, LLC (“MCFAM”)

o  Joined forces with Tamalpais Partners to develop a focused proprietary, absolute return fund

o  Named Steve Ledger as director of equity research for MCFAM

Merriman Curhan Ford & Co.

-	Received two paid mandates from venture capital and private equity firms for its Capital Access Group to raise funds on their behalf

-	Expanded its equity research coverage to 176 companies; a 43 percent increase from second quarter 2005

-	Completed eight equity underwritten transactions, compared to one during the second quarter of 2005

-	Closed its largest sole managed private placement transaction ($78 million) for a corporate client

-	Hosted its 2nd Annual Next-Generation EnergySM Conference in New York with senior management from 18 companies presenting to over 300 institutional investor attendees

-
Launched its Next-Generation Energy (NGE) Index SM in May. The Index tracks 30 small- and mid-cap U.S.-listed companies that are leading the development and commercialization of five key NGE technology areas: fuel cells, solar power, alternative fuels, energy storage and other supporting technologies

Conference Call for the Second Quarter 2006 Results

In conjunction with this announcement, MCF Corporation will host a discussion of the Company’s second quarter 2006 results with investors and financial analysts on Tuesday, August 8 at 1:30 PM (Pacific Standard Time). Interested listeners and participants may access the live conference call by dialing (800) 967-7140 or may access the live Web broadcast at the Company’s Web site, www.merrimanco.com. An archived version of the discussion will be available on the Company’s Web site following the conclusion of the live conference call.

About MCF Corporation

MCF Corporation (AMEX: MEM) is a financial services holding company that provides investment research, capital markets services, corporate and venture services, investment banking, asset management and wealth management through its operating subsidiaries, Merriman Curhan Ford & Co., MCF Asset Management, LLC, and MCF Wealth Management, LLC.

Merriman Curhan Ford & Co. is a securities broker-dealer and investment bank focused on fast-growing companies and growth-oriented institutional investors. It provides investment research, brokerage and trading services primarily to institutions, as well as advisory and investment banking services to corporate clients. Its mission is to become a leader in the researching, advising, financing and trading of fast-growing companies. Merriman Curhan Ford & Co. is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. and SIPC.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Quarterly Report on Form 10-Q filed on August 8, 2006. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

* * *

At the Company:

John Hiestand
Chief Financial Officer
(415) 248-5640
jhiestand@merrimanco.com

MCF CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2006	June 30, 2005	June 30, 2006	June 30, 2005
Revenue:
Commissions	$7,945,580	$7,299,732	$16,643,708	$13,321,695
Principal transactions	(735,951)	(149,592)	(332,650)	(522,734)
Investment banking	7,485,108	1,950,289	9,910,888	8,709,099
Other	387,422	190,728	631,414	256,213

Total revenue	15,082,159	9,291,157	26,853,360	21,764,273

Operating expenses:
Compensation and benefits	11,896,209	7,166,581	21,826,154	16,368,546
Brokerage and clearing fees	706,256	565,559	1,388,860	1,087,277
Professional services	862,798	475,404	1,308,285	746,830
Occupancy and equipment	430,135	383,239	832,148	733,198
Communications and technology	725,027	442,929	1,335,115	866,353
Depreciation and amortization	173,084	129,363	336,935	235,112
Travel and entertainment	851,285	476,528	1,381,655	784,412
Other	163,672	721,008	562,664	1,136,240

Total operating expenses	15,808,466	10,360,611	28,971,816	21,957,968

Operating loss	(726,307)	(1,069,454)	(2,118,456)	(193,695)
Interest income	140,183	115,264	251,844	190,091
Interest expense	(473,811)	(16,526)	(542,931)	(33,713)

Loss before income taxes	(1,059,935)	(970,716)	(2,409,543)	(37,317)
Income tax (expense) benefit	—	244,380	—	(40,594)

Net loss	$(1,059,935)	$(726,336)	$(2,409,543)	$(77,911)

Supplemental non-GAAP financial measure:
Operating loss	(726,307)	(1,069,454)	(2,118,456)	(193,695)
Adjustments:
Depreciation and amortization	173,084	129,363	336,935	235,112
Share-based payments	1,047,908	625,859	1,982,049	1,151,529
Adjusted operating income (loss)	494,685	(314,232)	200,528	1,192,946

MCF CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)

	June 30, 2006	December 31, 2005
ASSETS
Cash and cash equivalents	$9,817,951	$11,138,923
Cash restricted for fund investment	6,639,366	—
Securities owned:
Marketable, at fair value	11,028,245	8,627,543
Not readily marketable, at estimated fair value	866,751	1,065,743
Restricted cash	884,014	627,606
Due from clearing broker	1,488,037	973,138
Accounts receivable, net	2,551,277	2,073,195
Equipment and fixtures, net	1,319,527	1,378,235
Intangible assets	430,518	394,456
Prepaid expenses and other assets	2,174,158	1,415,574
Total assets	$37,199,844	$27,694,413
LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY
Accounts payable	$1,132,311	$901,138
Commissions and bonus payable	4,103,972	4,735,892
Accrued liabilities	2,016,295	2,201,499
Due to clearing and other brokers	114,690	118,798
Securities sold, not yet purchased	320,308	41,579
Capital lease obligation	702,081	883,993
Convertible notes payable and participation interest obligation, net	6,439,753	176,741
Notes payable	185,636	231,772
Total liabilities	15,015,046	9,291,412
Commitments and contingencies
Minority interest	2,192,943	—
Stockholders' equity:
Preferred stock, Series A--$0.0001 par value; 2,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2006 and December 31, 2005, respectively; aggregate liquidation preference of $0	—	—
Preferred stock, Series B--$0.0001 par value; 12,500,000 shares authorized; 8,750,000 shares issued and 0 shares outstanding as of June 30, 2006 and December 31, 2005; aggregate liquidation preference of $0	—	—
Preferred stock, Series C--$0.0001 par value; 14,200,000 shares authorized; 11,800,000 shares issued and 0 shares outstanding as of June 30, 2006 and December 31, 2005; aggregate liquidation preference of $0	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized; 73,755,316 and 71,467,118 shares issued and outstanding as of June 30, 2006 and December 31, 2005, respectively	7,375	7,147
Additional paid-in capital	112,576,497	111,725,167
Deferred compensation	—	(3,146,839)
Accumulated deficit	(92,592,017)	(90,182,474)
Total stockholders' equity	19,991,855	18,403,001
Total liabilities, minority interest and stockholders' equity	$37,199,844	$27,694,413